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EXHIBIT 12.1

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                                                  MAIL-WELL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                 (IN THOUSANDS, EXCEPT RATIO DATA)


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                                                                                     Year Ended December 31,
                                                               --------------------------------------------------------------------
                                                                  1999           2000          2001           2002           2003
                                                                  ----           ----          ----           ----           ----
Earnings:
    Income before income taxes                                 $ 104,418      $  58,723      $(50,413)       $(105,134)    $  6,505
    Plus fixed charges                                            62,450        102,638        90,565           87,887       82,753
                                                               ---------      ---------      --------        ---------     --------
                                                               $ 166,868      $ 161,361      $ 40,152        $ (17,247)    $ 89,258
                                                               =========      =========      ========        =========     ========

Fixed charges:
    Interest expense                                           $  45,811      $  72,997      $ 63,314        $  70,461     $ 71,891
    Interest expense allocated to discontinued operations          9,397         19,100        15,600            5,600          -
    Interest portion of annual rent expense                        7,242         10,541        11,651           11,826       10,862
                                                               ---------      ---------      --------        ---------     --------
                                                               $  62,450      $ 102,638      $ 90,565        $  87,887     $ 82,753
                                                               =========      =========      ========        =========     ========

Earnings to fixed charges ratio                                     2.67           1.57           -                -           1.08

Deficiency                                                                                   $ 50,413        $ 105,134
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